Security Information
Security Purchased
Comparison Security
Comparison Security
CUSIP
448579102
524901105
74144T108
Issuer
Hyatt Hotels Holding
Legg Mason
T Rowe Price
Underwriters
Goldman Sachs, Deutsche Bank, JP Morgan,
Bank of America, Citigroup, HSBC, Loop Capital
Markets, MR Beal, Muriel Siebert, Piper Jaffray,
Robert Baird, Samuel A Ramirez, Scotia Capital,
UBS Securities, Wells Fargo, Williams Capital
Group
Citigroup, Goldman Sachs, Merrill Lynch
Goldman Sachs
Years of continuous operation,
including predecessors
> 3 years
> 3 years
> 3 years
Ticker
H
LM
TROW US
Is the affiliate a manager or co-
manager of offering?
Joint Lead Manager
N/A
N/A
Name of underwriter or dealer
from which purchased
Goldman Sachs
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
11/4/2009
11/2/2009
10/23/2009
Total dollar amount of offering
sold to QIBs
$ 38,000,000
$ 185,000,000
$ 960,000,000
Total dollar amount of any
concurrent public offering
$ -
$ -
$ -
Total
$ 38,000,000
$ 185,000,000
$ 960,000,000
Public offering price
$ 25.00
$ 18.50
$ 24.00
Price paid if other than public
offering price
N/A
N/A
N/A
Underwriting spread or
commission
0.56
3.44
N/A**
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A
Fund Specific Information
Total Share Amount Purchased
$ Amount of Purchase
% of Offering Purchased by the
Fund
Security Performance^
Fund Performance^
Measurement Date*
DWS Funds
DWS Balanced Fund
2,700
67,500$
0.18%
12.00%
1.23%
11/5/2009
DWS Balanced VIP
700
17,500$
0.05%
12.00%
1.32%
11/5/2009
DWS Capital Growth Fund
37,100
927,500$
2.44%
12.00%
2.05%
11/5/2009
DWS Capital Growth VIP
15,700
392,500$
1.03%
12.00%
2.11%
11/5/2009
Dws Global Thematic Fund
52,900
1,322,500$
3.48%
12.00%
1.68%
11/6/2009
DWS Global Thematic VIP
3,100
77,500$
0.20%
12.00%
1.54%
11/6/2009
DWS Lifecyle Long Range
1,200
30,000$
0.08%
12.00%
1.21%
11/5/2009
Total
113,400
2,835,000$
7.46%
^The Security and Fund Performance is calculated based on information provided by State Street Bank.
*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.
**Not available